EXHIBIT 2.2


                              STANDSTILL AGREEMENT

         This   Standstill   Agreement,   dated  as  of  June  30,   2003  (this
"Agreement"), is entered into by and among AutoCorp Equities, Inc., a Nevada corporation (the "Company"), and the stockholder named on the signature page hereto (the "Holder").

                                    RECITALS

         A. Pursuant to the terms of an Agreement and Plan of Merger dated as of June 20, 2003 (the "Merger Agreement"), PAG Acquisition Corp., a wholly owned subsidiary of the Company, has merged with and into Pacific Auto Group, Inc., a former wholly-owned subsidiary of the Holder. As consideration for the merger, the Holder has received 100,000,000 shares of common stock, par value $.001 per share, of the Company (the "Common Stock") and 4,086,856 shares of Series A Convertible Preferred Stock, par value $.001 per share, of the Company (the "Series A Preferred Stock").

         B. As a condition precedent to the transactions contemplated by the Merger Agreement, the Holder has agreed to the restrictions with respect to securities of the Company set forth herein, including any shares of Common Stock or Series A Preferred Stock currently owned by the Holder and any other shares hereafter acquired by the Holder.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereto agree as follows:

         1.       Definitions.

                  (a) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (b) "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, association or other entity.

                  (c) "Securities Act" means the Securities Act of 1933, as amended.

                  (d) "Voting Securities" means the Common Stock and any other security of the Company entitled to vote generally for the election of directors, and any security, warrant or other right convertible into, or exercisable or exchangeable for, any Common Stock or any such other security.

         2.       Holder Commitments.

                  (a) For a period of one year from the date hereof or, if earlier, until such time as the Holder beneficially owns less than 4.9% of the total outstanding Voting Securities (as calculated pursuant to Rule 13d-3 under the Exchange Act), without the prior written consent of the Company, the Holder shall not, directly or indirectly, sell or transfer more than 1% of the total outstanding Voting Securities to any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act), or sell or transfer any Voting Securities to any such Person or group who or which, after the consummation of such sale or transfer, would beneficially own more than 4.9% of the total outstanding Voting Securities (as calculated pursuant to Rule 13d-3 under the Exchange Act), except pursuant to:

                           (i) any merger or  consolidation in which the Company
                  is acquired, or any plan of liquidation of the Company;

                           (ii) a  tender  or  exchange  offer  for  outstanding
                  Voting Securities that the Board of Directors of the Company does not oppose and that does not violate Section 2(a); or

                           (iii) a sale or transfer in a "brokers'  transaction"
                  pursuant to Rule 144(f) under the Securities Act; provided that any sales pursuant to this clause (iii) shall be subject to the volume limitations set forth in Rule 144(e) under the Securities Act (regardless of whether such volume limitations are applicable to such sale); provided further that, to the Holder's knowledge, no Person acquiring any Voting Securities pursuant to such brokers' transaction shall acquire such Voting Securities with the purpose or with the effect of changing or influencing the control of the Company.

                  (b) Notwithstanding the restrictions set forth in subparagraph
(a) above, the Holder shall have the right to sell or convey up to 20,000,000 shares of Common Stock to one or more unaffiliated third parties without restriction, subject to compliance with applicable state and federal securities laws.

                  (c) For a period of two years from the date hereof, the Holder shall vote or cause to be voted all Voting Securities of which the Holder is the beneficial owner for three (3) nominees (designated by Holder) of the Board of Directors of the Company for election to the Board of Directors (it being understood that, on all other matters, Voting Securities of which the Holder is the beneficial owner may be voted as it may determine in its sole discretion).

                  3. Legend; Transfer Instructions. The Holder hereby authorizes and requests the Company to notify any transfer agent for the Company securities that this Agreement places limits on the transfer of its Voting Securities. Certificates for such shares (whether issued before, on or after the date hereof) shall be endorsed with a restrictive legend which shall read substantially as follows:

        THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER A STANDSTILL AGREEMENT, DATED AS OF JUNE 30, 2003, WHICH AMONG OTHER THINGS RESTRICTS THE TRANSFER AND VOTING THEREOF. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE COMPANY OF A WRITTEN REQUEST THEREFOR.

                  4. Enforcement. The Holder agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court of the United States located in the Northern District of Texas or in a Texas state court located in Dallas County, Texas, this being in addition to any other remedy to which it is entitled at law or in equity. In addition, the Holder hereby (i) consents to the personal jurisdiction of any Federal court located in the Northern District of Texas or any Texas state court in Dallas County, Texas, in the event any dispute arises out of this Agreement, (ii) agrees that the Holder will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that the Holder will not bring any action relating to this Agreement in any court other than a Federal court sitting in the Northern District of Texas or Texas state court located in Dallas County, Texas, and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement.

                  5. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to the Company, to:

                  AutoCorp Equities, Inc.
                  1701 Legacy Dr., Suite 2200
                  Frisco, Texas  75034
                  Attn: James Parmley
                  Facsimile No.: (214) 618-6428

                  If to the Holder, to:

                  Pacific Holdings Group
                  2901 N. Dallas Parkway, Suite 100
                  Plano, Texas  75093
                  Attn: Jack Takacs
                  Facsimile No.: (972) 543-1601

         All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 5, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 5, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 5, be deemed given upon receipt. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         6. Amendments; No Waivers.

                  (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No waiver by a party of any breach of agreement hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent breach or affect in any way any rights arising by virtue of any prior or subsequent breach. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         8. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws that would apply any other law) of the State of Nevada.

         9. Counterparts. This Agreement may be signed in any number of counterparts and the signatures delivered by telecopy, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         10. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement.

         11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to an Article or Section include all subparts thereof.

         12. Severability. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

         13. Third Party Beneficiaries. No provision of this Agreement shall create any third party beneficiary rights in any Person.

                                 [SIGNATURES FOLLOW ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                        AUTOCORP EQUITIES, INC.


                                        By:
                                              ----------------------------------
                                              Name:      James Parmley
                                              Title:     Chief Executive Officer



                                        PACIFIC HOLDINGS GROUP


                                        By:
                                              ----------------------------------
                                              Name:      Jack Takacs
                                              Title:     Chief Executive Officer